Exhibit 10.1

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

AMENDED AND RESTATED UNSECURED PROMISSORY NOTE AND GUARANTY

$10,000,000	Dated as of: August 15, 2024

ARTICLE I

GENERAL

1.1. General.

PROPHASE LABS, INC. (the “Company”) and JXVII TRUST are parties to that certain Unsecured Promissory Note and Guaranty dated as of January 26, 2023 (the “Original Note”). The parties hereby amend and restate the Original Note. Accordingly, or value received, hereby promises to pay to the order of or such holder’s successors and assigns (the “Holder”), the parties agree that

(a) the principal amount of the Original Note is increased from Seven Million Six Hundred Thousand Dollars ($7,600,000.00) to Ten Million Dollars $10,000,000, which amount includes all amounts due and owing under the Original Note; and

(b) Holder shall remit an additional Two Million Four Hundred Thousand Dollars ($2,400,000) to the Company, less the amount set forth in Section 1.1(c) below, on or before the close of business on the Closing Date (the “Additional Funding”); and

(c) Accrued and unpaid interest due on the Original Note through the Closing Date totals $93,698.63, which amount Holder shall deduct from the remittance of the Additional Funding in full satisfaction of the Company’s obligation to pay such interest; and

(d) This Amended and Restated Unsecured Promissory Note (the “New Note”) supercedes, terminates, restates, replaces and amends the Original Note and Guaranty in all respects, and the Original Note is hereby deemed satisfied and paid in full, and all obligations arising thereunder are hereby released; and

(e) The Company agrees to repay principal borrowed under the New Note, together with interest thereon calculated from the Closing Date, in accordance with the provisions of New Note (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

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1.2. Defined Terms.

As used in this Note:

(a) “Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, is in control of, is controlled by, or under common control with the Person specified. “Affiliate” of any Person also includes any of his or her immediate family, including spouse, and their respective lineal descendants.

(b) “Business Day” shall mean any day other than Saturday, Sunday or days on which commercial banks in New York, New York are authorized or required by law to close.

(c) “Closing Date” shall mean August 15, 2024, or such other date on which the Company first receives the proceeds of the Additional Funding.

(d) “Company” shall have the meaning ascribed to such term in Section 1.1.

(e) “Event of Default” shall have the meaning ascribed to such term in Section 3.1 hereof.

(f) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

(g) “Guarantor” means ProPhase Labs, Inc.

(h) “Holder” shall have the meaning ascribed to such term in Section 1.1 hereof.

(i) “Interest Rate” shall mean fifteen percent (15%) per annum.

(j) “Lien” means any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company or any of its Subsidiaries, whether any such property or assets are now owned or hereafter acquired.

(k) “Maturity Date” shall mean the third anniversary of the Closing Date set forth in this New Note.

(l) “Note Register” means the register or other ledger maintained by the Company that records the record owners of the Notes.

(m) “Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Company arising under or in connection with this Note and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 3.1(b), whether or not allowed in such proceeding) on the Loan.

(n) “Party” means each of the Company, the Guarantor and the Holder.

(o) “Payment Date” shall mean (x) each March 31st, June 30th, September 30th and December 31st beginning with September 30, 2024 during the term of the New Loan and (y) the Maturity Date.

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(p) OMITTED

(q) “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

(r) “Subsidiary” means any Person that is controlled, directly or indirectly, by the Company.

ARTICLE II

NOTE PROVISIONS

2.1. Maturity Date

The outstanding principal balance of the Loan, together will all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

2.2. Interest

Except as otherwise provided herein, on and after the Closing Date, interest on the outstanding principal balance of the Loan shall accrue at the rate per annum equal to the Interest Rate from the date the Loan was made until payment in full of the Loan, whether at maturity, upon acceleration, by prepayment or otherwise. Interest on the Loan shall be computed on the basis of the actual number of days the principal is outstanding on the basis of a 365-day or 366-day year, as is applicable. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the day on which, the Loan or any portion of the Loan, is paid. Interest on the Loan shall be due and payable in arrears on each Payment Date and at such other times as may be specified herein.

2.3. Payments

(a) All payments of interest and principal shall be in lawful money of the United States of America to Holder, at the address specified in this Note, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. If any payment under this Note shall come due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

(b) Amounts prepaid or repaid may not be reborrowed.

2.4. Prepayments. At any time after the Closing Date and prior to the Maturity Date, the Company may prepay the Loan in whole or in part without premium or penalty upon seven (7) Business Days’ prior notice to the Holder. Any such payments shall be applied first to any accrued unpaid interest and then to the outstanding principal balance hereunder.

2.5. Guarantee. Guarantor hereby unconditionally and irrevocably guarantees to the Holder, as a guaranty of payment and not a mere guaranty of collection, the payment of all sums required to be paid by the Company under this New Note. Guarantor represents and warrants to the Holder that (a) Guarantor has received good and valuable consideration for the guaranty herein and (b) Guarantor is not currently insolvent and shall not be rendered insolvent by reason of the guaranty provided herein. For purposes hereof, the term “insolvent” shall mean, with respect to Guarantor, that (a) the present fair saleable value of Guarantor’s assets is less than the amount required to pay Guarantor’s total indebtedness, (b) Guarantor is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) Guarantor intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (d) Guarantor has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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2.6 Common Stock Purchase Warrant. In partial consideration for the Original Note, the Company, previously issued to the Holder a Common Stock Purchase Warrant (the “Warrant Agreement”) granting to the Holder a right to purchase 76,000 shares of Common Stock of the Company at the exercise price of $9.00 per share, subject to adjustment as provided therein. The terms, provisions, obligations, rights and benefits of the Warrant Agreement shall survive for the full term provided for therein notwithstanding any prior payment of discharge of the Original Note or this New Note.

ARTICLE III EVENTS

OF DEFAULT

3.1. Events of Default.

The occurrence of each of the following events or circumstances after the Closing Date shall constitute an “Event of Default”:

(a) the Company or the Guarantor shall fail to pay any amount under this Note when due and such failure continues for a period of at least ten (10) Business Days;

(b) any representation or warranty made by the Company or Guarantor in this New Note, proves to have been incorrect in any material respect as of the date thereof;

(c) default is made in the due observance or performance of any of the covenants or agreements of the Company or Guarantor contained in this New Note and such default shall continue for 15 days following notice from Lender of such default or of any event, fact or circumstance constituting such default; or

(d) the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and in the case of any such proceeding instituted against the Company such proceeding shall not be stayed or dismissed within ninety (90) days from the date of institution thereof.

3.2. Action upon any Event of Default.

If any Event of Default shall occur and while such Event of Default is continuing, the Holder, may at its option and without any prior notice to the Company or the Guarantor declare the entire outstanding principal amount of the Loan, together with any accrued but unpaid interest owing thereunder immediately due and payable. Following the occurrence of any Event of Default, interest shall accrue on all unpaid principal hereunder at the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum non-usurious rate of interest permitted by applicable law The Company hereby agrees to pay all expenses, including reasonable attorneys’ fees, all of which shall become a part of the principal hereof, incurred by Holder if this Note is placed in the hands of an attorney for collection, or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

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ARTICLE IV

COVENANTS AND OTHER PROVISIONS

4.1. Covenants.

(a) Divestment covenant. If after the Closing Date any assets of the Company or any of its Subsidiaries are divested (other than the sale of assets in the ordinary course of the Company’s business consistent with past practices), the proceeds of such sale shall be utilized for general working capital purposes and may not be distributed or reinvested by the Company or any Subsidiary other than as short term cash and cash equivalents without the prior approval of the Holder.

4.2. Waivers, Amendments, etc.

The provisions of this Note may from time to time be amended, modified or waived if such amendment, modification or waiver is in writing and executed by the Parties.

4.3. Notices.

All notices, requests or communications required or permitted to be given, sent or delivered to any of the parties to this Agreement shall be in writing and shall be deemed to have been given, sent or delivered, subject to the further provisions of this 3, (a) the same day, when presented personally to such party or emailed, (b) the next Business Day, when sent by nationally recognized overnight delivery service or (c) the third Business Day following mailing, when sent by first class U.S. mail, to such party at its address set forth below, in each case, it being understood that a receipt of any notice on any day other than a Business Day or after 5:00 p.m. (in the recipient’s time zone) on any day shall be deemed to have been received, or as context may require, given, on the next Business Day.

If to the Company or the Guarantor, addressed to the Company: ProPhase Labs, Inc.

711 Stewart Avenue, Suite 200

Garden City, New York 11530 Attention: Ted Karkus

Telephone: [***]

Email: [***]

If to the Holder, addressed to it:

JXVII Trust

[***]

Attention: [***]

Telephone: [***]

Email: [***]

or to such other persons or entities or addresses as any one Party may request or notify the other Party from time to time.

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4.4. Severability.

Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this New Note or affecting the validity or enforceability of such provision in any other jurisdiction.

4.5. Headings.

The headings of this New Note are inserted for convenience only and shall not affect the meaning or interpretation of this Note or any provisions hereof.

4.6. Replacement of Note.

Upon the Company’s receipt of evidence satisfactory to it of the loss, theft, destruction or mutilation of this New Note and, in case of loss, theft or destruction, of an indemnity reasonably satisfactory to it, or, in the case of mutilation, upon surrender and cancellation of this New Note, and in all cases upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver a replacement Note of like tenor in lieu of this New Note.

4.7. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS NEW NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK. ALL DISPUTES AND CONTROVERSIES BETWEEN THE PARTIES HERETO ARISING OUT OF OR IN CONNECTION WITH OR RELATING TO THIS NEW NOTE OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN SHALL BE HANDLED AT A PROCEEDING IN COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES EXPRESSLY CONSENTS TO THE FOREGOING JURISDICTION AND AGREES TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, THE SECURITY AGREEMENT OR ANY OTHER DOCUMENT RELATING THERETO AND FOR ANY COUNTERCLAIM THEREIN.

4.8. Entire Understanding.

This New Note constitutes the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations and writings between the parties with respect to the subject matter hereof are merged into this New Note, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein or to be delivered hereunder.

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4.9. Usury Laws.

It is the intention of the Company, the Guarantor and the Holder of this New Note to conform strictly to all applicable usury laws now or hereafter in force, and if at any time and for any reason the interest rate payable on the Loan shall exceed the maximum legal amount permitted to be charged under applicable usury laws such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal.

4.10. Successors; Restrictions on Transfer; Transfer Mechanics.

(a) This New Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither the Company nor Holder may assign, sell, pledge or otherwise transfer its rights or obligations under this Note without the prior written consent of the other party, which consent may be withheld in the other party’s sole discretion and any transfer shall be subject to the restrictions on transfer described below.

(b) This New Note has not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this New Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of such registration or unless (i) such transaction is exempt from, or not subject to, registration under the Securities Act or the securities laws of any state or other jurisdiction and (ii) is made in compliance with applicable federal and state statutory resale restrictions, if any. The Holder by its acceptance of this New Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion thereof or interest therein and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (A) to the Company, (B) to an Affiliate of the Holder, (C) to a Person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or (D) pursuant to a transaction in compliance with Rule 144 or Rule 144A under the Securities Act, and in the case of (B), (C) and (D) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

(c) The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of the Securities Act. The Holder has been advised that this New Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The Holder has not been formed solely for the purpose of making this investment and is acquiring the New Note for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

(d) The Company shall cooperate with the Holder and take all actions reasonably necessary to effectuate any Transfer of this New Note by the Holder that is permitted under Section 4.10 (b) above.

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(e) The transfer of this New Note is registrable on the Note Register upon surrender of this Note for registration of transfer at the address of the Company identified in Section 4.3 of this New Note (the “Designated Office”), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such notes are issuable only in registered form without coupons in denominations of $50,000. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this New Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this New Note is registered as the owner thereof for all purposes, whether or not this New Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(f) Upon presentation of this New Note for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such note shall be transferred on the Note Register, and a new note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of notes shall be subject to such additional restrictions as are set forth in the legends on the notes and to such additional reasonable regulations as may be prescribed by the Company as specified in this Section 4.10. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the note register.

4.11. Waiver.

Except as otherwise provided for in this New Note, and to the fullest extent permitted by applicable law, Company waives presentment, notice, demand and protest, and notice of non-payment, presentment, dishonor, acceleration of maturity and diligence in connection with the enforcement of this New Note or the taking of any actions to collect sums owing hereunder. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege at any other time. All rights and remedies existing hereunder are cumulative.

4.12. Counterparts.

This New Note may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This New Note shall become effective when counterparts hereof executed on behalf of all of the signatories hereto, shall have been received by the Holder. Delivery of an executed counterpart of a signature page to this New Note by email (e.g. “pdf” or “tiff”) or telecopy or via Docusign shall be effective as delivery of a manually executed counterpart of this New Note.

4.13. No Recourse Against Others.

No director, officer, employee or stockholder, as such, of neither the Company not the Guarantor shall have any liability for any obligations of the Company or the Guarantor under this New Note or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder by accepting this New Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of this New Note.

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4.14. Attorney’s Fees and Costs.

Each Party is obligated to pay its own costs and expenses in connection with this Note (including fees and expenses of counsel and costs incurred by the Holder in connection with enforcement).

4.15 Representations and Warranties of the Company. The Company and the Guarantor (collectively, the “Loan Parties”) represent and warrant to the Holder as follows:

(a) Each Loan Party (i) is duly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has all requisite corporate power and authority, as applicable, to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction where necessary in light of its business as now conducted.

(b) Each Loan Party has full corporate power and authority, as applicable, to enter into, deliver and perform this New Note and to perform its obligations contemplated herein and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this New Note. This New Note has been duly executed and delivered by each Loan Party and is in full force and effect.

(c) This New Note constitutes the valid and binding obligation of each Loan Party, enforceable in accordance with its terms except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The execution, delivery and performance by each Loan Party of this New Note do not and will not (i) violate the organizational documents of such Loan Party, (ii) violate or result in a breach of, or constitute a default under, any material indenture, loan agreement, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound, (iii) conflict with or result in a breach of, or constitute a default under, any applicable law, or (iv) or result in the creation or imposition of any Lien upon any properties of such Loan Party, other Permitted Liens.

(e) The execution, delivery and performance of this New Note does not require the consent or approval of any other Person, including, without limitation, any governmental authority, except consents or approvals that have been obtained.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned Parties have duly executed and delivered this Note as of the date first written above.

COMPANY: PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Name:	Ted Karkus
Title:	Chief Executive Officer

HOLDER:

JXVII TRUST

By:	/s/ George R Harrison
George R Harrison, Trustee

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